                                                                     Exhibit 5.1



Olympic Financial Ltd.
Olympic Financial Center
7825 Washington Avenue South
Minneapolis, Minnesota  55439-2435

     Re:  Registration Statement on Form S-3
          $500,000,000 of Securities

Ladies and Gentlemen:

          We have acted as counsel to Olympic Financial Ltd., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") relating to the sale by the Company from time to time of (i) its unsecured debt securities, which may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"); (ii) shares of its preferred stock, $.01 par value per share (the "Preferred Stock"), in one or more series; (iii) depositary shares (the "Depositary Shares") evidenced by depositary receipts; (iv) shares of its common stock, par value $.01 per share (the "Common Stock"); and (v) warrants (collectively, the "Securities Warrants") to purchase Debt Securities (the "Debt Securities Warrants"), Preferred Stock (the "Preferred Stock Warrants") or shares of Common Stock (the "Common Stock Warrants"), for an aggregate initial public offering price of up to $500,000,000 (or the equivalent in foreign currencies, currency units or composite currencies (each, a "Currency")). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Securities Warrants are herein collectively referred to as the "Securities."

          We have examined the following documents:

          (a) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Minnesota;

          (b)  The Restated Bylaws of the Company, certified by its Secretary;

          (c) Resolutions of the Board of Directors of the Company effective as of December 12, 1996 (the "Financing Resolutions");

Olympic Financial Ltd.
Page 2

          (d) The Registration Statement, including a Prospectus which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a "Prospectus Supplement");

          (e)  The form of Indenture relating to Senior Debt Securities filed as
               Exhibit 4.1 to the Registration Statement (the "Senior Indenture"); and

          (f) The form of Indenture relating to Subordinated Debt Securities filed as Exhibit 4.2 to the Registration Statement (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures").

We have also reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them by the Indentures.

          In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.

          Based on the foregoing, we are of the opinion that:

     1. When (a) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (b) when the Debt Securities have been duly executed and delivered by all parties thereto, and (c) assuming that the terms of the Indentures as executed and delivered are as

Olympic Financial Ltd.
Page 3

described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Indentures will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Indentures.

     2. When (a) the Debt Securities have been duly established by the applicable Indentures (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms of the Debt Securities.

     3. When (a) the Securities Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and (c) assuming that the terms of the Securities Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Securities Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Olympic Financial Ltd.
Page 4

     4. When (a) a Deposit Agreement has been duly authorized and executed by the Company and a depositary, and duly authorized, fully paid and nonassessable shares of Preferred Stock have been deposited thereunder, and the Depositary Shares have been duly executed and delivered thereunder, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable law have all become effective under the Securities Act, and (c) assuming that the terms of the Depositary Shares as executed and delivered conform with the terms of this Deposit Agreement and are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     5. The Company has the authority pursuant to its Articles of Incorporation, as amended, to issue up to 100,000,000 shares of undesignated capital stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Articles of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such series of Preferred Stock (including any Preferred Stock duly issued (i) upon the exercise of any Securities Warrants exercisable for Preferred Stock or (ii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (iii) and deposited under a Deposit Agreement) will be validly issued, fully paid and nonassessable.

     6. The Company has the authority pursuant to its Articles of Incorporation, as amended, to issue up to 100,000,000 shares of undesignated capital stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Common Stock (including any Common Stock duly issued (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock or (ii) upon the exercise of any

Olympic Financial Ltd.
Page 5

Securities Warrants exercisable for Common Stock or (iii) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and nonassessable.

          The opinions set forth above are subject to the following qualifications and exceptions:

          (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

          (b) Our opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

          (c) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, the Financing Resolution referred to above will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement will have been declared effective by the Commission and will continue to be effective, none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof nor the compliance by the Company with the terms thereof will result in a violation of any agreement or instrument then binding upon the Company or any order of any court or governmental body having jurisdiction over the Company.

          (d) As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or State court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the Currency in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render such judgment in the Currency in which such Debt Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

Olympic Financial Ltd.
Page 6

          (e) Minnesota Statutes Section 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may related to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to file, all Notice of Business Activities Reports.

          Our opinions expressed above are limited to the laws of the States of Minnesota and New York, the Delaware General Corporation Law and the federal laws of the United States of America.

          We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Securities" contained in the Prospectus included therein.

Dated:  December 16, 1996


                              Very truly yours,

                              /s/Dorsey & Whitney LLP



RGS